UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 906-8555

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, HRG Group, Inc. (NYSE: HRG; “HRG”) entered into a Subsidiary Service Agreement (the “Agreement”) with David M. Maura, HRG’s Managing Director and Executive Vice President of Investment, in connection with David Maura, Spectrum Brands Holdings, Inc., a subsidiary of HRG (“Spectrum Brands”), and Spectrum Brands’ subsidiary, entering into an employment agreement (“SPB Agreement”), dated January 20, 2016. Pursuant to the SPB Agreement, Mr. Maura will serve as the Executive Chairman of the board of directors of Spectrum Brands. Mr. Maura will also continue in his role as an employee and a director of HRG.

Pursuant to the Agreement, HRG and Mr. Maura have agreed to reduce certain compensation that Mr. Maura has received or will receive from HRG by compensation that Mr. Maura will receive from Spectrum Brands.  The Agreement provides that Mr. Maura will not receive his base salary from HRG while he receives a base salary from Spectrum Brands.  In addition, commencing on the third month following the execution of the Agreement, Mr. Maura will no longer participate in HRG’s benefit plans (other than HRG’s FlexNet program).  If Mr. Maura’s employment is terminated by HRG and Spectrum Brands within a six month timeframe, then Mr. Maura’s severance from HRG will be reduced by the amount of severance from Spectrum Brands.

Mr. Maura’s annual bonus from HRG for fiscal 2016 shall be reduced, but not below zero, by the amount of the Initial Equity Grant (as defined in the SPB Agreement).  Such reduction shall be in the following order for the bonus that would otherwise be payable by HRG for fiscal 2016: vested Company stock, unvested Company stock, vested cash, unvested cash, vested Company options, unvested Company options and unvested Company stock for years prior to 2016.

After taking into account the reduction in the preceding paragraph, Mr. Maura’s annual cash bonus from HRG for fiscal 2016, shall be reduced, but not below zero, by the amount of any other bonus that Mr. Maura receives from Spectrum Brands for such year in the following order: vested cash, unvested cash, vested Company stock, unvested Company stock, vested Company options and unvested Company options. Thereafter, Mr. Maura’s annual equity bonus from HRG for fiscal 2016, shall be reduced, but not below zero, by the amount of any other bonus that Mr. Maura receives from Spectrum Brands for such year in the following order: unvested Company stock, vested Company stock, unvested cash, vested cash, unvested Company options and vested Company options. Any bonus Mr. Maura earns from Spectrum Brands for fiscal 2017 and future years will be reduced in accordance with this paragraph. In general, except as set forth herein, the reduction shall only apply on a yearly basis and the amount of compensation from Spectrum Brands in a given year shall not reduce the amount of compensation from HRG for prior years.

The Agreement will remain in effect until the last day of the fiscal year of HRG in which the Executive’s employment with HRG or Spectrum Brands terminates and thereafter as necessary.  The terms of this Agreement will modify the terms of Mr. Maura’s employment agreement with HRG, to the extent necessary to give effect to the provisions of the agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Interested parties should read the Agreement in its entirety.  In addition, the foregoing description of the SPB Agreement is not complete and is qualified in its entirety by reference to the text of the SPB Agreement. Interested parties should read Spectrum Brands’ public filings regarding the SPB Agreement.

Item 9.01  Financial Statements and Exhibits.
(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

Exhibit No.	Description
10.1	Subsidiary Service Agreement, dated January 20, 2016, by and between HRG Group, Inc. and David Maura

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Senior Vice President, General Counsel & Corporate Secretary

Dated: January 21, 2016

EXHIBIT INDEX
Exhibit No.	Description
10.1	Subsidiary Service Agreement, dated January 20, 2016, by and between HRG Group, Inc. and David Maura